                                                                  EXHIBIT 21.1

                  ADVANCED NMR SYSTEMS, INC. -- SUBSIDIARIES

 NAME OF SUBSIDIARY       PERCENTAGE OWED
----------------------  -------------------
ANMR Imaging Corp. ....         100%
Middlesex MRI Inc. ....         100%
MDI Rehab Inc..........         100%